UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

March 7, 2006

Date of Report (Date of earliest event reported)

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	95-3540776	000-12477
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Amgen Inc.	91320-1799
One Amgen Center Drive	(Zip Code)

Thousand Oaks, CA

(Address of principal executive offices)

805-447-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR2 40.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 7, 2006, the Compensation and Management Development Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Amgen Inc. (“Amgen” or the “Company”) approved the awards to certain executives under the Amended and Restated Amgen Inc. Performance Award Program (the “Performance Program”) and the Amgen Inc. Executive Incentive Plan (the “EIP”) and established performance goals and target awards for 2006 under the EIP for certain executives. A description of these awards and these goals and targets follows below.

Performance Program Awards

The Company has established a long term performance based program under the 1991 Plan and is denominated in performance units. On March 7, 2006, the Compensation Committee approved awards to the named executive officers under the Performance Program for the 2006-2008 performance period, which commenced January 1, 2006 and ends December 31, 2008.

Under the Performance Program, a performance unit is a right granted to a participant under the Performance Program to receive Common Stock, the payment of which is contingent upon the Company achieving specified performance goals pre-established by the Compensation Committee. Performance units are assigned a unit value based on the fair market value of a share of Common Stock on the grant date.

Performance Program Awards

Name	2006 Award (# Units)(1)
Kevin Sharer	78,000
Dennis Fenton	26,000
George Morrow	26,000
Richard Nanula	26,000
Roger Perlmutter	26,000

(1)	For the 2006-2008 performance period, the value of one performance unit will be the fair market value of a share of Common Stock on April 3, 2006, the grant date, which is not determinable as of the date of this filing.

The performance goals for the 2006-2008 performance period is based on the Company’s (i) independent financial performance and (ii) comparative financial performance, in each case with respect to compound annual growth rates for revenue and earnings per share, as such metrics are defined in the goals for the 2006-2008 performance period. The ultimate number of performance units earned is based on the level of the Company’s independent financial performance and comparative financial performance. The Company’s independent financial performance is evaluated against pre-established thresholds and targets for the two performance goals. However, if the Company’s independent performance is below the minimum specified level for either revenue or earnings per share growth, then no individual performance is achieved with respect to that measure (regardless of comparative performance for that measure) and no award is payable based on that measure. If the Company’s independent performance is below the minimum specified level for both performance goals, then no award is payable for the 2006-2008 Performance Period. For the comparative performance targets, the Company ranks, from highest to lowest, the performance of each company in a pre-established peer group (consisting of leading biotechnology and pharmaceutical companies) based on such company’s revenue and earnings per share compound annual growth rates for the 2006-2008 performance period. The higher the Company ranks with respect to each of the relative revenue and earnings per share growth among this peer group, the greater the level of achievement. The Company’s independent performance results and its comparative performance results, which are determined by the Compensation Committee after the end of the performance period, are combined under a set formula to determine an ultimate level of attainment of goals, which is expressed as a percentage. This percentage may range from 0%, if no threshold level of performance is achieved for either of the Company’s independent performance goals, 25% if the threshold for at least one of the Company’s independent performance goals has met the stated threshold, and up to 225% if the Company’s independent performance results and comparative performance results both have met or exceeded specific maximum performance goals. The percentage is multiplied by the number of performance units initially granted. The resulting number of performance units is multiplied by the initial value per unit to determine the aggregate dollar value of the award. The aggregate dollar value of the award is divided by the Share Price (as defined below) to determine the number of shares of Common Stock then payable to a participant. The Compensation Committee is required to determine the amount of the performance award payable to each participant within six months following the end of the applicable performance period. The “Share Price” is the average of the daily closing prices of a share of Common Stock on NASDAQ for the 30 trading days ending seven trading days immediately preceding the date that the Compensation Committee determines the amount of the award payable to participants. Accordingly, the number of shares of Common Stock that will be delivered to each executive officers, if any, for any of the 2006-2008 performance period cannot be determined at this time. If a participant’s employment with the Company is terminated prior to the last business day of a performance period by reason of such participant’s voluntary retirement (assuming the participant is retirement eligible under the program), death or disability, the prorated amount of such participant’s award, if any, applicable to such performance period will be paid after the performance period. Notwithstanding the foregoing, if a participant’s employment with the Company is terminated for any reason within six months following the commencement of a performance period, all of such participant’s rights to an award for such performance period are forfeited. It is the Company’s intent that awards under the Program satisfy any applicable requirements as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

EIP Awards and Performance Goals and Target Awards

The Company has established a cash bonus plan that is intended to result in awards that qualify as a performance-based compensation under Section 162(m) of the Code. On March 7, 2006, the Compensation Committee (i) certified the attainment of performance goals and approved awards based on 2005 performance of the Company for each of the named executive officers, which awards will be paid in March 2006 and (ii) established performance goals and target awards for 2006 for each of the named executive officers. These items are as follows.

2005 Approved Awards

Name	Award ($)
Kevin Sharer	4,500,000
Dennis Fenton	1,200,000
George Morrow	1,600,000
Richard Nanula	1,210,000
Roger Perlmutter	1,300,000

2006 Target Awards

Participant	Target Award as a Percentage of Adjusted Net Income

Kevin Sharer	0.25% (twenty-five hundredths of one percent) of Adjusted Net Income

Dennis Fenton	0.15% (fifteen hundredths of one percent) of Adjusted Net Income

George Morrow	0.15% (fifteen hundredths of one percent) of Adjusted Net Income

Richard Nanula	0.15% (fifteen hundredths of one percent) of Adjusted Net Income

Roger Perlmutter	0.15% (fifteen hundredths of one percent) of Adjusted Net Income

The maximum total awards payable to all participants is 2.0% (two percent) of “Adjusted Net Income” for the 2006 performance period. Under the terms of the EIP, “Adjusted Net Income” means net income for such performance period computed in accordance with accounting principles generally accepted in the U.S. which may be adjusted by the Compensation Committee, as specified in writing, for each performance period, at the time the goal is established for the performance period, for the following:

(1) any item of significant gain or loss for the performance period determined to be related to a change in accounting principle as reflected in Amgen’s audited consolidated financial statements;

(2) amortization expenses associated with acquired intangible assets;

(3) expenses associated with acquired in-process research and development; and

(4) retention and severance expense associated with acquisitions

The performance goal for the 2006 performance period is the Company’s production of Adjusted Net Income by the Company. For 2006, the Compensation Committee has approved a definition of “Adjusted Net Income” under the EIP that is as set forth above.

The Compensation Committee reviewed the results of the Company and the performance of each participant in order to determine the actual award to be paid, subject to the maximum award limits under the EIP. For 2005 and 2006 the maximum individual awards under the EIP are the same as the target awards. Specific performance areas that the Compensation Committee evaluated for the 2005 awards included the individual performance of each named executive officer and Company performance with respect to: earnings per share growth and revenue growth; efforts to promote appropriate reimbursement rates for Company products; building scalable processes that will support the Company’s growth objectives; improved contract pricing system; increased manufacturing productivity; expansion of global development outsourcing; and development of Amgen leaders. Specific performance areas that the Compensation Committee has established as goals for 2006 and which are presently expected to be evaluated by the Compensation Committee for 2006 include the individual performance of each named executive officer and Company performance with respect to: revenue growth and earnings per share growth; delivering the best pipeline; preparing to compete with follow-on biologics; improving operational risk management; and developing our staff. However, at the time the Compensation Committee determines the actual amounts under the EIP for the 2006 performance period, the Compensation Committee may take into consideration other currently-unanticipated developments or activities. The payment of an award to a participant with respect to a performance period is conditioned upon the participant’s employment by the Company on the last day of the performance period, although the Compensation Committee has discretion to approve awards to Participants who have retired or whose employment has terminated after the beginning of the period for which an award is made, or to the designee or estate of a participant who died during such period. It is the Company’s intent that the EIP and awards made thereunder satisfy any applicable requirements as performance-based compensation within the meaning of Section 162(m) of the Code.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 7, 2006, the Board, approved an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”). The amendment, effective at the next annual meeting of stockholders (May 10, 2006), revises Section 16 of the Bylaws to decrease the authorized number of directors from 12 to 11.

The form of the Bylaws as they will be amended and effective May 10, 2006 is filed with this report as Exhibit 3.1.

Item 9.01.	Financial Statements and Exhibits.

3.1	Amended and Restated Bylaws, as they will be amended and effective as of May 10, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: March 13, 2006	By:	/s/ David J. Scott
	Name:	David J. Scott
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

3.1	Amended and Restated Bylaws, as they will be amended and effective as of May 10, 2006.